As filed with the Securities and Exchange Commission on November 17, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
ASML Holding N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
De Run 6501
5504 DR Veldhoven
The Netherlands
Tel: 31-40-268-3000
(Address of Principal Executive Offices)
ASML Board of Management Umbrella Share Plan
ASML Employee Umbrella Share Plan
ASML Employee Share Purchase Plan
(Full Title of the Plan)

ASML US, LLC
2650 W. Geronimo Place
Chandler, AZ 85224
(Name and Address of Agent For Service)
800 227 6462
(Telephone Number, Including Area Code, of Agent For Service)
Copy to:
James A. McDonald, Esq.
Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London, EC2N 4BQ
United Kingdom
+44 20 7519-7000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☒	Accelerated filer ☐
Non-accelerated filer☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

EXPLANATORY NOTE
This Registration Statement is filed pursuant to General Instruction E to Form S-8. This Registration Statement is filed by the Registrant to register an additional 1,200,000 ordinary shares, par value €0.09 per share (the “Ordinary Shares”), of the Registrant, which may be awarded under the ASML Board of Management Umbrella Share Plan, the ASML Employee Umbrella Share Plan or the ASML Employee Share Purchase Plan. The contents of the Registrant’s Registration Statements on Form S-8 filed September 21, 2018 registering 2,043,000 Ordinary Shares (Commission File No. 333-227464), July 25, 2017 registering 1,934,000 Ordinary Shares and 84,000 options to acquire Ordinary Shares (Commission File No. 333-219442) and April 13, 2015 registering 1,266,753 Ordinary Shares and 177,000 options to acquire Ordinary Shares (Commission File No. 333-203390) are incorporated herein by reference and made a part hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by it with the Securities and Exchange Commission (the “SEC”):
a)the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on March 5, 2025; and
b)the description of the Registrant’s Ordinary Shares (incorporated by reference to Exhibit 2.1 of the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021, as filed with the SEC on February 9, 2022).
All other reports and documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, and, to the extent designated therein, certain reports on Form 6-K furnished to the SEC after the date hereof, prior to the filing of a post-effective amendment to this Registration Statement that indicates all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Articles of Association of ASML Holding N.V. (English translation) (incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on March 5, 2025)
4.2	Specimen Certificate for New York Shares (incorporated by reference to Exhibit 1.1 to Amendment No. 4 to the Registrant’s Registration Statement on Form 8-A filed with the Commission on June 6, 2000)
4.3
ASML Board of Management Umbrella Share Plan (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on April 13, 2015 (file No. 333-203390))

4.4	ASML Employee Umbrella Share Plan (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on December 19, 2013 (file No. 333-192951))
4.5	ASML Share Purchase Plan*
5.1	The Ordinary Shares to be offered and sold under the Plans in connection with this Registration Statement have been or will be purchased in open market transactions. Because no original issuance securities will be offered or sold pursuant to the Plans, no opinion of counsel regarding the legality of the securities being registered hereunder is required
23.1	Consent of KPMG Accountants N.V.*
24.1	Power of Attorney (included on the signature page of this Registration Statement)*
107	Filing Fee Table*

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the city of Veldhoven, The Netherlands on this, the 17th day of November 2025.
ASML Holding N.V.
By:    /s/ Christophe D. Fouquet
    Name:    Christophe D. Fouquet
    Title:    President, Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Christophe D. Fouquet and Roger J.M. Dassen, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of ASML Holding N.V., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated and on the 17th day of November 2025.

Signature	Title

/s/ Christophe D. Fouquet	President, Chief Executive Officer
Name: Christophe D. Fouquet
/s/ Roger J.M. Dassen	Executive Vice President, Chief Financial Officer
Name: Roger J.M. Dassen
/s/ Nils Andersen	Chair of the Supervisory Board
Name: Nils Andersen
/s/ Terri Kelly	Vice Chair of the Supervisory Board
Name: Terri Kelly
/s/ Birgit Conix	Member of the Supervisory Board
Name: Birgit Conix
/s/ Warren East	Member of the Supervisory Board
Name: Warren East
/s/ Alexander Everke	Member of the Supervisory Board
Name: Alexander Everke
/s/ Karien van Gennip	Member of the Supervisory Board
Name: Karien van Gennip
/s/ Jack de Kreij	Member of the Supervisory Board
Name: Jack de Kreij
/s/ An Steegen	Member of the Supervisory Board
Name: An Steegen

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ASML Holding N.V. has signed this registration statement or amendment thereto in Arizona, United States on the 17th day of November 2025.
Authorized Representative in the United States
By:    /s/ David Kim
    Name:    David Kim
    Title:    Secretary of ASML US, LLC